UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2015 (July 22, 2015)

Arrhythmia Research Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	1-9731 (Commission File Number)	72-0925679 (I.R.S. Employer Identification Number)

25 Sawyer Passway
Fitchburg, MA 01420
(Address of principal executive offices and zip code)

(978) 345-5000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 22, 2015, the Board of Directors (the “Board”) of Arrhythmia Research Technology, Inc. (the “Company”) appointed Mr. Marco F. Benedetti effective July 22, 2015. Mr. Benedetti will serve as a Class III director until his term expires at the 2016 annual meeting of stockholders, at which time he will stand for election by the Company’s stockholders. Mr. Benedetti was also appointed to serve as a member of the Audit Committee, replacing Dr. Paul F. Walter, and the Executive and Finance Committee. Pursuant to the Board's standard compensation policy for non-employee directors, Mr. Benedetti will receive a $30,000 annual cash retainer payable quarterly in arrears. The Company’s Board now consists of six directors, five of whom are independent.

Mr. Benedetti, 56, is currently Vice President for Business & Finance and Treasurer of Canisius College, a private college based in western New York with 4,000 full time students and a $100 million annual operating budget. Prior to joining Canisius College in 2013, Mr. Benedetti served nearly ten years at Greatbatch, Inc., a publicly-traded global manufacturer of components for medical devices for a variety of applications. He held a number of senior financial roles there, including Vice President of Finance - Financial Planning and Analysis, Investor Relations and Treasurer. Before that, Mr. Benedetti held senior finance positions at Ashton-Potter, U.S.A. LTD and International Imaging Materials, Inc. Mr. Benedetti is a certified public accountant and began his career at KPMG, LLP. He received a Masters of Business Administration and a Bachelor of Science in Business Administration from the State University of New York at Buffalo.
Mr. Benedetti brings 25 years of financial and operational experience from medical device manufacturing, technology printing and public auditing. During that time, he built and led global operational, accounting and finance teams, directed strategic planning initiatives, analyzed and supported multiple acquisitions, identified growth and efficiency opportunities, and drove financial results.
No family relationships exist between Mr. Benedetti and any of the Company's other directors or executive officers. There are no arrangements between Mr. Benedetti and any other person pursuant to which Mr. Benedetti was nominated as a director, nor are there any transactions to which the Company is or was a participant and in which Mr. Benedetti has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure
On July 23, 2015, the Company issued a press release regarding the appointment of Mr. Marco F. Benedetti as a director. A copy of the press release is included herein as Exhibit 99.01.

The information in this Item 7.01 disclosure, including Exhibit 99.01, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. In addition, the information in this Item 7.01 disclosure, including Exhibit 99.01, shall not be incorporated by reference into the filings of the Registrant under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.
Exhibit No.    Description

99.01	Press Release dated July 23, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fitchburg, Commonwealth of Massachusetts, on the 23rd day of July, 2015.

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.
By: /s/ Derek T. Welch
Derek T. Welch
Chief Financial Officer